                                                                     EXHIBIT 4.9

                              GRAPHON CORPORATION


            (Incorporated under the laws of the State of Delaware)


        Void after 5:00 p.m., New York City time, on December 31, 2000


Dated: October 12, 1999                       Warrant to Purchase
                                              300,000 Shares of
STH-1                                         Common Stock


     FOR VALUE RECEIVED, GRAPHON CORPORATION, a Delaware corporation (the "Corporation"), hereby certifies that SUPER TECH HOLDINGS LIMITED (the "Holder") is entitled, subject to the provisions of this warrant (the "Warrant"), to purchase from the Corporation during the period commencing on the day hereof and expiring at 5:00 p.m. New York City local time, on December 31, 2000 up to 300,000 fully paid and non-assessable shares of Common Stock of the Corporation at a price of U.S.$8.50 per share (such exercise price per share being hereinafter referred to as the "Exercise Price").

     The term "Common Stock" means shares of Common Stock, par value $0.0001 per share, of the Corporation as constituted on October 12, 1999 (the "Base Date"), together with any other equity securities that may be issued by the Corporation in addition thereto or in substitution therefor. The number of shares of Common Stock to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Stock".

     Upon receipt by the Corporation of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Corporation shall execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Corporation, whether or not this Warrant so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

     The Holder agrees with the Corporation that this Warrant is issued, and all the rights hereunder shall be held, subject to all of the conditions, limitations and provisions set forth herein.

     1.   Exercise of Warrant.
          -------------------

          1.1  Manner of Exercise. Subject to the provisions of Section 1.2,
               ------------------
this Warrant may be exercised in whole, or in part from time to time, to the extent of 300,000 shares of Common Stock, prior to adjustment as herein provided, up to and through 5:00 p.m. New York City local time on December 31, 2000 or, if any such day is a day on which banking institutions in the City of New York are authorized by law to close, then on the next succeeding day that shall not be such a day, by presentation and surrender hereof to the Corporation at its principal office, or at the office of its stock transfer agent, if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check, payable to the order of the Corporation) of the Exercise Price for the number of shares specified in such Form and instruments of transfer, if appropriate, duly executed by the Holder or its duly authorized attorney. If this Warrant should be exercised in part only, the Corporation shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder. Upon receipt by the Corporation of this Warrant, together with the Exercise Price, at its office, or by the stock transfer agent of the Corporation at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Corporation shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. The Corporation shall pay any and all documentary stamp or similar issue taxes payable in respect of the issue or delivery of shares of Common Stock on exercise of this Warrant.

          1.2  Limitations Upon Exercise.  The Warrant, together with all other
               --------------------------
warrants of the same series as this Warrant, may not be exercised at any one time with respect to less than an aggregate of 100,000 shares of Common Stock (or that lesser number of shares of Common Stock then subject to purchase under all then outstanding Warrants, if less than 100,000 shares) or for any fractional shares.


     2.   Reservation of Shares.  The Corporation will at all times reserve for
          ---------------------
issuance and delivery upon exercise of this Warrant all shares of Common Stock or other shares of capital stock of the Corporation (and other securities and property) from time to time receivable upon exercise of this Warrant. All such shares (and other securities and property) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free of all preemptive rights.


     3.   Registration under Securities Act of 1933.
          -----------------------------------------

          3.1  No Registration of Warrant.  This Warrant is not and will not be
               --------------------------
registered under the Act.

          3.2  Restrictions Upon Transferability.  The Warrant Stock and the
               ---------------------------------
Warrant may be sold or otherwise disposed only in accordance with the provisions of Sections 4 and 5 of the Registration Rights Schedule.

          3.3  Registration Commitment.  The shares of Common Stock issuable
               ------------------------
upon exercise of this Warrant shall be registered under the Securities Act of 1933, as amended (the "Act"), as soon as practicable after the date hereof in accordance with the provisions of Schedule 3.1 attached hereto (the "Registration Rights Schedule").


     4.   Fractional Shares.  No fractional shares or scrip representing
          -----------------
fractional shares shall be issued upon the exercise of this Warrant, but the Corporation shall issue one additional share of its Common Stock in lieu of each fraction of a share otherwise called for upon any exercise of this Warrant.


     5.   Exchange, Transfers, Assignment of Warrant.  This Warrant is not
          ------------------------------------------
registered under the Act nor under any applicable state securities law or regulation. This Warrant cannot be exchanged, transferred or assigned, except in accordance with the provisions of Sections 3.2 and 10 hereof. Upon such event and upon surrender of this Warrant to the Corporation, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Corporation shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.


     6.   Rights of the Holder.  The Holder shall not, by virtue hereof, be
          --------------------
entitled to any rights of a stockholder of the Corporation, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.


     7.   Redemption.  This Warrant is not redeemable by the Corporation.
          ----------


     8.   Anti-Dilution Provisions.
          ------------------------

          8.1  Adjustment for Dividends in Other Securities, Property, Etc.;
               --------------------------------------------- ---------------
Reclassification, Etc.  In case at any time or from time to time after the Base
---------------------
Date the holders of Common Stock (or any other securities at the time receivable upon the exercise of this Warrant) shall have received, or on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive without payment therefor: (a) other or additional securities or property (other than cash) by way of dividend, (b) any cash paid or payable except out of earned surplus of the Corporation at the Base Date as increased (decreased) by subsequent credits (charges) thereto (other than credits in respect of any capital or paid-in surplus or surplus created as a result of a revaluation of property) or (c) other or additional (or less) securities or property (including cash) by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement, then, and in each such case, the Holder of this Warrant, upon the exercise thereof as provided in Section 1, shall be entitled to receive the amount of securities and property (including cash in the cases referred to in clauses (b) and (c) above) which such Holder would hold on the date of such exercise if on the Base Date it had been the holder of record of the number of shares of Common Stock (as constituted on the Base Date) subscribed for upon such exercise as provided in Section 1 and had thereafter, during the period from the Base Date to and including the date of such exercise, retained such shares and/or all other additional (or less) securities and property (including cash in the cases referred to in clauses (b) and (c) above) receivable by it as aforesaid during such period, giving effect to all adjustments called for during such period by Section 8.2.

          8.2  Adjustment for Reorganization, Consolidation, Merger, Etc.  In
               ---------------------------------------------------------
case of any reorganization of the Corporation (or any other corporation, the securities of which are at the time receivable on the exercise of this Warrant) after the Base Date or in case after such date the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of this Warrant upon the exercise thereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of this Warrant prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in
Section 8.1; in each such case, the terms of this Warrant shall be applicable to the securities or property receivable upon the exercise of this Warrant after such consummation.

          8.3  Impairment.  The Corporation will not, by amendment of its
               ----------
Certificate of Incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, while any Warrant is outstanding, the Corporation (a) will not permit the par value, if any, of the shares of stock receivable upon the exercise of this Warrant to be above the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue or sell fully-paid and non-assessable stock upon the exercise of all Warrants at the time outstanding, (c) will not issue or sell any stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding-up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect to participation in dividends and in any such distribution of assets and (d) will take no action to amend its Certificate of Incorporation which would change to the detriment of the holders of Common Stock the dividend or voting rights of the Corporation's Common Stock (as constituted on the Base Date).


          8.4  Certificate as to Adjustments.  In each case of an adjustment in
               -----------------------------
the number of shares of Common Stock (or other securities or property) receivable on the exercise of the Warrant, the Corporation at its expense will promptly compute such adjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Corporation will forthwith mail a copy of each such certificate to each holder of the Warrant.

          8.5  Notices of Record Date, Etc.
               ---------------------------

               In case:

               (a) the Corporation shall take a record of the holders of its Common Stock (or other securities at the time receivable upon the exercise of the Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

               (b) of any capital reorganization of the Corporation (other than a stock split or reverse stock split), any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a merger for purposes of change of domicile) or any conveyance of all or substantially all of the assets of the Corporation to another corporation; or

               (c) of any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation, then, and in each such case, the Corporation shall mail or cause to be mailed to each holder of the Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or
(ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any, is to be fixed, as to which the holders of record of Common Stock (or such other securities at the time receivable upon the exercise of the Warrant) shall be entitled to exchange their shares of Common Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least twenty (20) days prior to the date therein specified and the Warrant may be exercised prior to said date during the term of the Warrant no later than five days prior to said date.


     9.   Applicable Law.  This Warrant is issued under and shall for all
          --------------
purposes be governed by and construed in accordance with the laws of the State of New York.


     10.  Assignment.  This Warrant is not assignable without the prior consent
          ----------
of the Corporation, except to executive officers, directors or other principals of the Holder.


     11.  Notice.  Notices and other communications to be given to the Holder of
          ------
the Warrant evidenced by this certificate shall be deemed to have been sufficiently given, if delivered or mailed, addressed in the name and at the address of such owner appearing on the records of the Corporation, and if mailed, sent registered or certified mail, postage prepaid. Notices or other communications to the Corporation shall be deemed to have been sufficiently given if delivered by hand or mailed, by registered or certified mail, postage prepaid, to the Corporation at 150 Harrison Avenue, Campbell, California 95008,
Attn: President, or at such other address as the Corporation shall have designated by written notice to such registered owner as herein provided. Notice by mail shall be deemed given when deposited in the United States mail as herein provided.


     IN WITNESS WHEREOF, the Corporation has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                              GRAPHON CORPORATION


                              By:__________________________________
                                 Name:    Walter Keller
                                 Title:   President

                             WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ________________________ Common Shares of GRAPHON CORPORATION and hereby makes payment at the rate of U.S.$8.50 per share, or an aggregate of $__________________, in payment therefor.


                              --------------------------------------------------
                              Name of Registered Holder


                              --------------------------------------------------
                              Signature


                              --------------------------------------------------
                              Date

                      INSTRUCTIONS FOR ISSUANCE OF STOCK
        (if other than to the registered Holder of the within Warrant)

Name
                  (Please typewrite or print in block letters)

Address

Social Security or Taxpayer Identification Number


                                ASSIGNMENT FORM
                (See Sections 5 and 11 for terms of Assignment)

                 The Holder hereby assigns and transfers unto

Name
                  (Please typewrite or print in block letters)

Address

the right to purchase Common Shares of GRAPHON CORPORATION represented by this Warrant to the extent of _________________________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint __________________________________________________ Attorney, to transfer the same on the books of GRAPHON CORPORATION with full power of substitution in the premises.

DATED:______________________,
                                   --------------------------------------------
                                   Name of Registered Holder

                                   --------------------------------------------
                                   Signature

                                                                    Schedule 3.1


                        REGISTRATION RIGHTS, PROCEDURES

                                      AND

                          RESTRICTIONS UPON TRANSFER


     1.   Restriction on Transfer.  The Restricted Securities (as hereinafter
          -----------------------
defined), and any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, shall not be transferable except upon the conditions specified in this Schedule, which conditions are intended to insure compliance with the provisions of the Securities Act in respect of the transfer thereof.

     2.   Definitions.  As used in this Schedule, the following terms shall have
          -----------
the following respective meanings:

          "Commission" shall mean the Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

          "Corporation" shall mean GRAPHON CORPORATION, a Delaware corporation, and its successors and assigns.

          "Person" shall mean and include an individual, a corporation, a partnership, a trust, an unincorporated organization and a government or any department, agency or political subdivision thereof.

          "Purchaser" shall mean the registered holder of the Warrants, or such Purchaser's permitted successors or assigns.

          "Restricted Securities" shall mean (i) the Warrants, and (ii) the shares of Common Stock of the Corporation issuable upon exercise of the Warrants.

          "Restricted Shares" shall mean the shares of Common Stock of the Corporation constituting Restricted Securities.

          "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          "Transfer" shall include any disposition of Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

          "Warrant" shall mean that common stock purchase warrant to which this
Schedule is attached, initially pertaining to the purchase of up to an aggregate of 300,000 shares of Common Stock of the Corporation, and any common stock purchase warrants issued in replacement or substitution therefor.

     3.   Restrictive Legend.  Each certificate evidencing Restricted Shares and
          ------------------
any shares of capital stock received in respect thereof, whether by reason of a stock split or share reclassification thereof, a stock dividend thereon or otherwise, and each certificate for any such securities issued to subsequent transferees of any such certificate shall (unless otherwise permitted by the provisions of Sections 4 or 11 hereof) be stamped or otherwise imprinted with the following legend:

          "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be sold, offered for sale, assigned, transferred or otherwise disposed of, unless registered pursuant to the provisions of that Act or an opinion of counsel to the Corporation is obtained stating that such disposition is in compliance with an available exemption from such registration."

     4.   Notice of Transfer.  The holder of any Restricted Securities, by
          ------------------
acceptance thereof, agrees, prior to any transfer of any Restricted Securities, to give written notice to the Corporation of such holder's intention to effect such transfer and to comply in all other respects with the provisions of this
Section 4, and with those provisions of Section 3.2 and 10 of the Warrant to which this Schedule refers. Each such notice shall describe the manner and circumstances of the proposed transfer and shall be accompanied by (a) the written opinion, addressed to the Corporation, of counsel for the holder of Restricted Securities, as to whether in the opinion of such counsel (which opinion shall be satisfactory to counsel for the Corporation) such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act, and (b) in the case of Restricted Shares, if in the opinion of such counsel such registration is required, a written request addressed to the Corporation by the holder of Restricted Securities, describing in detail the proposed method of disposition and requesting the Corporation to effect the registration of such Restricted Shares pursuant to the terms and provisions of Section 5 hereof; provided, however, that no such opinion shall be required in connection with a transaction complying with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor Rule thereto). If in the opinion of such counsel (if such opinion is required hereunder) and counsel for the Corporation, the proposed transfer of Restricted Securities may be effected without registration under the Securities Act, the holder of Restricted Securities shall thereupon be entitled to transfer Restricted Securities in accordance with the terms of the notice delivered by it to the Corporation. Each certificate or other instrument evidencing the securities issued upon the transfer of any Restricted Securities (and each certificate or other instrument evidencing any untransferred balance of such securities) shall bear the legend described in Section 3 hereof unless (a) in the opinion of such counsel and counsel for the Corporation registration of future transfer is not required by the applicable provisions of the Securities Act or (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such transfer in the event such transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time) promulgated under the Securities Act (or successor Rule thereto). The holder of Restricted Securities shall not transfer such Restricted Securities until such opinion of counsel has been given to the Corporation (unless waived by the Corporation or unless such opinion is not required in accordance with the provisions of this Section 4) or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act.

     5.   Registration.  (a) As soon as practicable after the issuance date of
          ------------
the Warrant to which this Schedule refers, the Corporation shall file a registration statement on Form S-1 under the Securities Act covering the Restricted Shares and shall thereafter use its best efforts to cause such registration statement to be declared effective by the Commission at the earliest practicable date so as to permit offer and the sale or other disposition by the prospective seller or sellers of the Restricted Shares so registered.

          (b) Anything contained herein to the contrary notwithstanding, with respect to the registration statement contemplated by this Section 5, the Corporation may include in such registration statement for its own account any authorized but unissued securities of the Corporation and/or for the account of others any issued and outstanding securities of the Corporation.

     6.   Preparation and Filing.  The Corporation shall, as expeditiously as
          ----------------------
practicable:

          (a) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for at least nine months and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement and will furnish to each selling stockholder prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any such amendment or supplement to which any such selling stockholder shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder;

          (b) furnish to each selling stockholder such number of copies of the registration statement and of each such amendment or supplement thereto (in each case including all exhibits) a summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

          (c) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each such seller shall reasonably request but in no event more than three states in the aggregate (provided, however, that the Corporation shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then qualified) and do any and all other acts or things which may be necessary or advisable to enable such seller to consummate the public sale or disposition in such jurisdictions of such securities;

          (d) notify each seller of Restricted Shares covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the registration statement, the prospectus or any document incorporated therein by reference, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading and at the request of such seller, prepare and furnish to such seller a post-effective amendment or supplement to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

          (e) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its securities holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (f) notify each selling stockholder, promptly, and confirm such advice in writing;

               (A) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement or post-effective amendment to the registration statement has been filed, and, with respect to the registration statement or any post-effective amendment, when the same has become effective;

               (B) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose;

               (C) of the receipt by the Corporation of any qualification of the Restricted Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

               (D) of the existence of any fact which results in the registration statement, the prospectus or any document incorporated therein by reference containing an untrue statement of material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (g) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the registration statement at the earliest possible moment; and

          (h) use its best efforts to cause all Restricted Shares covered by the registration statement to be listed on each securities exchange on which the Corporation's Common Stock is listed, if any.

     7.   Underwritten Offerings.  [Intentionally Omitted].
          ----------------------

     8.   Preparation; Reasonable Investigation.   In connection with the
          -------------------------------------
preparation and filing of the registration statement contemplated by Section 5 hereof, the Corporation will give the holders of Restricted Shares on whose behalf such Restricted Shares are to be so registered and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, each document incorporated by reference therein and each amendment thereof or supplement thereto, and will give each of them such opportunities to discuss the business of the Corporation with its officers as shall be necessary, in the opinion of such holders or their respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

     9.   Expenses.   All expenses incurred by the Corporation in complying with
          --------
Sections 5 and 6 hereof, including, without limitation, all registration and filing fees, fees and expenses of complying with securities and blue sky laws, printing expenses and fees and disbursements of both counsel and the independent certified public accountants of the Corporation shall be paid by the Corporation; provided, however, that all underwriting discounts and selling commissions and stock transfer taxes applicable to the Restricted Shares covered by the registration effected pursuant to Section 5 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by such seller or sellers shall be borne by such holders.

     10.  Indemnification.
          ----------------

          (a) In the event of any registration of any Restricted Shares under the Securities Act pursuant to this Schedule or registration or qualification of any Restricted Shares pursuant to Section 6(c) hereof, the Corporation shall indemnify and hold harmless the seller of such shares, each underwriter of such shares, if any, each broker or any other person acting on behalf of such seller and each other person, if any, who controls any of the foregoing persons, within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Restricted Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, any document incorporated by reference therein or any amendment or supplement thereto, or any document prepared and/or furnished by the Corporation incident to the registration or qualification of any Restricted Shares pursuant to Section 6(d) hereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or, with respect to any prospectus, necessary to make the statements therein in light of the circumstances under which they were made, not misleading, or any violation by the Corporation of the Securities Act or state securities or blue sky laws applicable to the Corporation and relating to action or inaction required of the Corporation in connection with such registration or qualification under such state securities or blue sky laws; and shall reimburse such seller, such underwriter, broker or other person acting on behalf of such seller and each such controlling person for any legal or any other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Corporation shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement or any document incident to the registration or qualification of any Restricted Shares pursuant to Section 6(d) hereof in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation thereof.

          (b) Before Restricted Shares held by any prospective seller shall be included in any registration pursuant to this Schedule, such prospective seller and any underwriter acting on its behalf shall have agreed to indemnify and hold harmless (in the same manner and to the same extent as set forth in the preceding paragraph (a) of this Section 10) the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement and any person who controls the Corporation within the meaning of the Securities Act, with respect to any untrue statement or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by such seller or such underwriter specifically for use in the preparation of such registration statement, preliminary prospectus, final prospectus or amendment or supplement; provided, however, that the maximum amount of liability in respect of such indemnification shall be limited, in the case of each prospective seller of Restricted Shares, to an amount equal to the gross proceeds actually received by such prospective seller from the sale of Restricted Shares effected pursuant to such registration.

          (c) Promptly after receipt by an indemnified party of notice of the commencement of any actions involving a claim referred to in paragraph (a) or
(b) of this Section 10, such indemnified party will, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, however, that if any indemnified party shall have reasonably concluded that there may be one or more legal defenses available to such indemnified party which are differed from or additional to those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity agreement provided in this Section 10, the indemnifying party shall reimburse such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which are reasonably related to the matters covered by the indemnity agreement provided in this Section 10.

          (d) The failure to notify an indemnifying party promptly of the commencement of any such action, if materially prejudicial to the ability of the indemnifying party to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than under this Schedule.

          The indemnifying party shall not make any settlement of any claims indemnified against hereunder without the written consent of the indemnified party or parties, which consent shall not be unreasonably withheld.

          (e) If the indemnification provided for in Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or
(b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received from the offering by the Corporation, the holders of Restricted Shares and any underwriter; but if such allocation is not permitted by applicable law or if the indemnified party failed to give the notice required under paragraph (c) above, each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportions as are appropriate to reflect not only such relative benefits but also relative fault of the Corporation, the holders of Restricted Securities and any underwriter in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The parties agree that the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged untrue statement of a material fact relates to information supplied by the Corporation, the holders of Restricted Shares or underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; that it would not be just and equitable if contribution pursuant to such agreement were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable consideration referred to above in this paragraph (e); that the amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof), referred to above in this paragraph (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim; that the holders of Restricted Shares shall not be required to contribute any amount in excess of the dollar amount by which the proceeds to be received by such holders from the sale of their respective Restricted Shares exceeds the amount of damages such holders of Restricted Shares would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the shares or securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission; and that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     11.  Removal of Legends, Etc.  Notwithstanding anything to the contrary
          -----------------------
herein, the restrictions imposed by this Schedule upon the transferability of any Restricted Shares shall cease and terminate when any such Restricted Shares are registered under the Act as contemplated by Section 5 hereof. Whenever the restrictions imposed by this Schedule shall terminate, as herein provided, the holder of any Restricted Shares as to which such restriction has terminated shall be entitled to receive from the Corporation, without expense, a new certificate not bearing the restrictive legend referred to in Section 3 hereof and not containing any other reference to the restrictions imposed by this Schedule.